Exhibit 99.1

Beverly National Corporation Press Release

FOR IMMEDIATE RELEASE	Contact: Michael O. Gilles
978-720-1226

BEVERLY NATIONAL CORPORATION

ANNOUNCES 16.2% INCREASE IN EARNINGS FOR THE QUARTER ENDED

March 31, 2006

(Beverly, MA) April 24, 2006 - Don Fournier, President and Chief Executive Officer of Beverly National Corporation (the “Company”) and its subsidiary Beverly National Bank (the “Bank”) announced the Company’s earnings for the quarter ended March 31, 2006.

The Company reported net income for the quarter of $738,000, or basic earnings per share of $0.39 and fully diluted earnings of $0.38 per share, compared to net income of $635,000, or basic earnings per share of $0.34 and fully diluted earnings of $0.33 per share for the same period last year. These results represent an increase in net income of $103,000, or 16.2%, and increases of 14.7% and 15.2% in basic and fully diluted earnings per share, respectively, compared to the same period last year.

President Fournier stated, “We are pleased to be reporting a 16% increase in earnings over last year. The current interest rate and operating environment are presenting the Bank with a number of challenges as we continue to follow the strategic direction and plans put in place during 2005. Interest rates have continued to rise, increasing the Bank’s cost of funds and compressing the Bank’s net interest margin. However, the additional loan growth, while at smaller margins, has allowed the Bank to offset the increased interest costs and improve the core earnings of the Bank. During the year, we will continue to focus on efforts to grow the core business units of the Bank as we continue to seek operational effectiveness.”

Total assets as of March 31, 2006 were $424.0 million, compared to $412.5 million at December 31, 2005, an increase of $11.5 million, or 2.8%. Loans, net of the allowance for loan losses, increased $15.0 million, or 5.6% during the quarter. President Fournier stated, “The growth of the loan portfolio is the main focus on the asset side of the balance sheet. We believe investing our assets in this area offers the greatest earnings potential and we will continue to allocate greater resources to this area.” Deposits decreased $5.1 million, or 1.5%, during the period and Federal Home Loan Bank advances increased $17.1 million, or 74.7%, to fund the deposit outflow and loan portfolio growth. President Fournier stated, “The market for deposits has become much more competitive as financial institutions have become more aggressive in pricing at current interest rate levels to gather deposits. While we continue to resist the temptation to match these rates, as it would result in additional pressure on the net interest margin, we anticipate that competition for deposits in the current rising rate environment will increase the costs of our core deposits during the second quarter.”

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share data)

	March 31, 2006	December 31, 2005
	(Unaudited)
ASSETS
Cash and due from banks	$11,932	$13,134
Interest bearing demand deposits with other banks	90	306

Cash and cash equivalents	12,022	13,440
Investments in available-for-sale securities (at fair value)	46,406	47,729
Investments in held-to-maturity securities	64,424	65,514
Federal Home Loan Bank stock, at cost	1,992	1,872
Federal Reserve Bank stock, at cost	188	188
Loans, net of the allowance for loan losses of $2,652 and $2,514, respectively	282,202	267,256
Premises and equipment	4,630	4,577
Accrued interest receivable	1,843	1,639
Other assets	10,319	10,297

Total assets	$424,026	$412,512

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$74,905	$78,218
Interest-bearing	265,840	267,594

Total deposits	340,745	345,812
Federal Home Loan Bank advances	40,000	22,900
Securities sold under agreements to repurchase	11,202	11,390
Other liabilities	3,008	3,689

Total liabilities	394,955	383,791

Stockholders’ equity:
Preferred stock, $2.50 par value per share; 300,000 shares authorized; issued and outstanding none	—	—
Common stock, $2.50 par value per share; 2,500,000 shares authorized; issued 2,003,298 shares as of March 31, 2006 and 1,993,200 shares as of December 31, 2005; outstanding, 1,892,893 shares as of March 31, 2006 and 1,882,795 shares as of December 31, 2005	5,008	4,983
Paid-in capital	6,922	6,848
Retained earnings	19,352	18,992
Treasury stock, at cost (110,405 shares as of March 31, 2006 and December 31, 2005)	(1,495)	(1,495)
Accumulated other comprehensive loss	(716)	(607)

Total stockholders’ equity	29,071	28,721

Total liabilities and stockholders’ equity	$424,026	$412,512

BEVERLY NATIONAL CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31, 2006	March 31, 2005
Interest and dividend income:
Interest and fees on loans	$4,343	$3,518
Interest on debt securities:
Taxable	1,027	1,011
Tax-exempt	26	21
Dividends on marketable equity securities	61	2
Other interest	14	8

Total interest and dividend income	5,471	4,560

Interest expense:
Interest on deposits	1,214	751
Interest on other borrowed funds	440	82

Total interest expense	1,654	833

Net interest and dividend income	3,817	3,727
Provision for loan losses	140	140

Net interest and dividend income after provision for loan losses	3,677	3,587

Noninterest income:
Income from fiduciary activities	432	423
Fees from sale of non-deposit products	52	64
Service charges on deposit accounts	138	137
Other deposit fees	146	127
Income on cash surrender value of life insurance	51	53
Other income	238	153

Total noninterest income	1,057	957

Noninterest expense:
Salaries and employee benefits	2,237	2,160
Director fees	79	75
Occupancy expense	339	387
Equipment expense	195	158
Data processing fees	205	227
Marketing and public relations	101	64
Professional fees	127	162
Other expense	376	408

Total noninterest expense	3,659	3,641

Income before income taxes	1,075	903
Income taxes	337	268

Net Income	$738	$635

Earnings per share:
Weighted average shares outstanding	1,890,552	1,866,991

Weighted average diluted shares outstanding	1,941,543	1,931,632

Earnings per common share	$0.39	$0.34
Earnings per common share, assuming dilution	$0.38	$0.33
Dividends per share	$0.20	$0.20

*Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including, among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company’s quarterly reports of Form 10-Q and its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission’s internet website (www.sec.gov) and to which reference in hereby made. Therefore, actual future results may differ significantly from results discussed in the forward-looking statements.

BEVERLY NATIONAL CORPORATION

Period Ended March 31, 2006

Beverly National Bank, a subsidiary of Beverly National Corporation, is headquartered in Beverly, MA, and operates full-service branch offices in Downtown Beverly, Cummings Center – Beverly, North Beverly, Danvers, Hamilton, Manchester-by-the-Sea and Topsfield. The Bank offers a full array of consumer products and services including full electronic banking, financial planning, trust and investment services and business specialties. Incorporated in 1802, Beverly National Bank is the oldest community bank in the United States. The Bank’s deposits are insured by the FDIC in accordance with the Federal Deposit Insurance Act.